EXHIBIT 10.40

     AMENDMENT NO. 1 dated as of November 24, 2004 (the “Amendment”), with respect to the Holdings Pledge Agreement dated as of January 25, 2002 (the “Holdings Pledge Agreement”), made by Coinmach Laundry Corporation (“Holdings”) in favor of Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Collateral Agent.

     A. In connection with and as a condition precedent to the effectiveness of Limited Waiver & Amendment No. 1 to the Credit Agreement, dated as of November 15, 2004 (the “Waiver & Amendment”), the parties hereto have agreed to enter into this Amendment.

     B. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Holdings Pledge Agreement, as amended by this Amendment or the Credit Agreement, as amended by the Waiver and Amendment, as applicable.

     In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

     SECTION 1. Amendment to Section 3.1. Section 3.1 of the Holdings Pledge Agreement is hereby amended by deleting the phrase “first priority” in clause (i) thereof and replacing it with the phrase “First Priority”.

     SECTION 2. Amendment to Section 6. Section 6 of the Holdings Pledge Agreement is hereby amended by deleting the first sentence thereof and replacing it in its entirety with:

     “Any and all cash dividends and distributions payable in respect of the Pledged Stock and Pledged Interests and all payments in respect of the Pledged Notes, to the extent permitted under the Credit Agreement, shall be paid to the Pledgor.”.

     SECTION 3. Amendment to Section 7. Section 7 of the Holdings Pledge Agreement is hereby amended by deleting the phrase “(excluding Permitted Tax Distribution, which shall be payable to and may be retained by the Pledgor)” in clause (a) thereof.

     SECTION 4. Amendment to Section 9. Section 9 of the Holdings Pledge Agreement is hereby amended by deleting the phrase “(a)” at the beginning thereof and inserting the phrase “and in accordance with the Intercreditor Agreement.” at the end thereof.

     SECTION 5. Amendment to Section 10. Section 10 of the Holdings Pledge Agreement is hereby amended by inserting, after the parenthetical phrase therein, the phrase “and in accordance with the Intercreditor Agreement,”.

     SECTION 6. Amendment to Section 14. Section 14 of the Holdings Pledge Agreement is hereby amended by deleting the parenthetical clause at the end thereof and replacing it in its entirety with:

     “(except (i) as may be permitted in accordance with the terms of the Credit Agreement and (ii) for the granting of the Second Priority Lien in favor of the IDS Collateral Agent on the common stock of the Borrower and rights related thereto).”.

     SECTION 7. Amendment to Section 15. Section 15 of the Holdings Pledge Agreement is hereby amended by deleting clause (viii) in the first paragraph thereof and replacing it in its entirety with:

     “the pledge, collateral assignment and, in the case of certificated securities, delivery to the Collateral Agent of the Securities or, in the case of uncertificated securities, the filing of a financing statement naming the Pledgor, as debtor, and, the Collateral Agent, as Secured Party, in each case, pursuant to this Agreement creates a valid and perfected First Priority Lien in the Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Collateral (other than Permitted Liens).”.

     SECTION 8. Amendment to Section 18.

     Section 18(a) of the Holdings Pledge Agreement is hereby amended by inserting the phrase “, subject to the terms of the Intercreditor Agreement” in between the phrase “and will” and the phrase “duly assign” in the fifth line thereof.

     Section 18(b) of the Holdings Pledge Agreement is hereby amended by inserting the phrase “and subject to the terms of the Intercreditor Agreement” in between the phrase “contained above” and the phrase “upon the” in the first line thereof.

     Section 18(c) of the Holdings Pledge Agreement is hereby amended by inserting the phrase “and in each case, in accordance with the terms of the Intercreditor Agreement” in between the phrase “Credit Agreement)” and the phrase “and the proceeds” in the third/fourth lines thereof.

     SECTION 9. Conditions Precedent. The effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the prior or contemporaneous satisfaction of (i) the execution and delivery hereof by the Collateral Agent and Holdings and (ii) each of the conditions to the effectiveness of the Waiver & Amendment.

SECTION 10. Representations and Warranties. Holdings represents and warrants to the Collateral Agent that:

     (a) This Amendment has been duly authorized, executed and delivered by Holdings and constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment.

     (b) After giving effect to this Amendment, the representations and warranties set forth in Section 15 of the Holdings Pledge Agreement are true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of a specified date).

     SECTION 11. Holdings Pledge Agreement. Except as specifically provided hereby, the Holdings Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Holdings Pledge Agreement in any Credit Document shall mean the Holdings Pledge Agreement as modified hereby. This Amendment shall be a Credit Document for all purposes.

     SECTION 12. Applicable Law. This Amendment shall be governed by, and be construed in accordance with, the laws of the State of New York.

     SECTION 13. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 14. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

COINMACH LAUNDRY CORPORATION

By:	/s/ Robert M. Doyle

Name: Robert M. Doyle
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS
As Collateral Agent

By:	/s/ Carin M. Keegan

Name: Carin M. Keegan
Title: Vice President

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